Exhibit 99.1

AdTheorent to Trade Today on NASDAQ Under Ticker “ADTH”

Privacy-Forward, Machine Learning AdTech Pioneer AdTheorent and MCAP Acquisition Corporation Complete Closing of Business Combination

NEW YORK (December 23, 2021)— AdTheorent Holding Company, Inc. (“AdTheorent” or the “Company”) (Nasdaq: ADTH), a leading programmatic digital advertising company using advanced machine learning technology and privacy-forward solutions to deliver measurable value for advertisers and marketers, yesterday announced that it had completed its business combination (the “Business Combination”) with MCAP Acquisition Corporation (“MCAP”) (Nasdaq: MACQ), a special purpose acquisition company sponsored by an affiliate of Monroe Capital LLC (“Monroe Capital”). The Business Combination was approved by MCAP stockholders in a special meeting on December 21, 2021, and formally closed on December 22, 2021. AdTheorent shares will begin trading today on Nasdaq under the ticker symbol "ADTH" and its warrants will trade under the ticker symbol "ADTHW".

AdTheorent’s management team, led by CEO Jim Lawson, will continue to execute the Company’s growth strategy. AdTheorent’s existing majority equity holder H.I.G. Growth Partners, the dedicated growth capital investment affiliate of H.I.G. Capital, a leading global alternative investment firm, will remain the Company’s largest stockholder.

AdTheorent’s privacy-forward programmatic digital advertising platform uses machine learning models fueled by non-individualized statistics to drive superior campaign performance, measured by advertiser business goals. The Company is consistently recognized as a leader in its industry, and over the past four months it has seen extremely strong business momentum (49% year-over-year growth for the nine months ended September 30, 2021) and has maintained its “Rule of 50+” company status. During the period, AdTheorent also raised its full-year 2021 guidance twice and has won multiple awards, in addition to its other impressive achievements.

"After several quarters of steady growth and maintaining strong financial fundamentals, we felt entering the public markets was a natural next step for AdTheorent, especially as we believe the market will continue to move towards our privacy-forward machine-learning approach to ad targeting, and drive enduring demand for our solutions," said Lawson. "We believe the transaction provides AdTheorent the necessary resources to fund our continued expansion and further advance the innovation of both existing and new solutions, which our customers rely on to drive their own revenue and growth. We look forward to capturing even greater market share, with an eye toward delivering steady value to our shareholders along the way.”

“Today is a significant milestone for AdTheorent and a testament to the vision, hard work, and dedication of its management team over the last several years. Considering the current market dynamics in the advertising industry, we believe AdTheorent has a long runway for growth and will experience continued success as a public company,” said Eric Tencer, Managing Director at H.I.G. Growth Partners.

“We are excited for AdTheorent as they begin their next chapter as a public company. With a powerful combination of its strong executive leadership, talented workforce, and industry-leading solutions, we expect that AdTheorent will continue to deliver significant value to its customers. Together, the Company is well-positioned to maintain its strong growth trajectory and create both immediate and long-term value for shareholders,” said MCAP’s former Co-President Zia Uddin.

MCAP is the third SPAC in which affiliates of Monroe Capital acted as a sponsor or participated as a member in the sponsor group. In 2018, an affiliate of Monroe Capital was a member of the sponsor group of Thunder Bridge Acquisition, Ltd. and supported its successful business combination with Repay Holdings Corporation (Nasdaq: RPAY). In 2019, an affiliate of Monroe Capital was a member of the sponsor group of Thunder Bridge Acquisition, Ltd. II and supported its successful business combination with indie Semiconductor, Inc. (Nasdaq: INDI).

The transaction provided primary proceeds of approximately $100 million funded to AdTheorent’s balance sheet to fund the Company as it continues to innovate its technology platform and expand its business. Greenberg Traurig, LLP and Nelson Mullins Riley & Scarborough LLP served as legal advisors to MCAP and Paul Hastings LLP served as legal advisor to AdTheorent. BofA Securities, Inc., Cowen and Company, LLC and Canaccord Genuity LLC served as joint placement agents on the PIPE offering in connection with the Business Combination. Cowen and Company, LLC and BofA Securities, Inc. served as financial advisors to MCAP and Canaccord Genuity LLC served as financial advisor to AdTheorent.

About AdTheorent

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's industry-leading machine learning platform powers its predictive targeting, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was awarded "Best AI-Based Advertising Solution" (AI Breakthrough Awards) and "Most Innovative Product" (B.I.G. Innovation Awards) for four consecutive years. Additionally, AdTheorent is the only six-time recipient of Frost & Sullivan's "Digital Advertising Leadership Award." AdTheorent is headquartered in New York, with fourteen offices across the United States and Canada. For more information, visit adtheorent.com.

About H.I.G. Capital
H.I.G. Capital is a leading global alternative assets investment firm with over $45 billion of equity capital under management. Based in Miami, and with offices in New York, Boston, Chicago, Dallas, Los Angeles, San Francisco, and Atlanta in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Milan, Paris, Bogotá, Rio de Janeiro, and São Paulo, H.I.G. Capital specializes in providing both debt and equity capital to small and mid-sized companies, utilizing a flexible and operationally focused/value-added approach. Since its founding in 1993, H.I.G. Capital has invested in and managed more than 300 companies worldwide. The firm’s current portfolio includes more than 100 companies with combined sales in excess of $30 billion. For more information, please refer to the H.I.G. Capital website at www.higcapital.com.

About Monroe Capital
Monroe Capital is a premier boutique asset management firm specializing in private credit markets across various strategies, including SPACs, direct lending, asset-based lending, specialty finance, opportunistic and structured credit, and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe Capital’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Los Angeles, Naples, New York, San Francisco and Seoul.

Monroe has been recognized by both its peers and investors with various awards including Global M&A Network as the 2021 Mid-Markets Lender of the Year, U.S.A.; Private Debt Investor as the 2020 Lower Mid-Market Lender of the Year, 2020 Lender of the Year, and 2020 CLO Manager of the Year, Americas; Creditflux as the 2020 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information, please visit www.monroecap.com.

As of October 1, 2021, Monroe Capital had approximately $11.2 billion in assets under management. From Monroe Capital’s formation in 2004 through March 31, 2021, Monroe Capital’s investment professionals have invested in over 1,450 loans and related investments in an aggregate amount of $21.5 billion, including over $6.1 billion in 330 software, technology-enabled and business services companies.

About MCAP Acquisition Corporation

Prior to the consummation of the Business Combination, MCAP was a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with one or more businesses or entities. MCAP raised $316 million in March 2021 and its securities were listed on the Nasdaq Capital Market under the ticker symbols “MACQU,” “MACQ” and “MACQW.” MCAP was sponsored by an affiliate of Monroe Capital, a boutique asset management firm specializing in investing across various strategies, including direct lending, asset-based lending, specialty finance, opportunistic and structured credit, and equity.

Prior to consummation of the Business Combination, MCAP was led by CEO and Chairman Theodore Koenig, who is CEO and Founder of Monroe Capital and has been the CEO and Chairman of Monroe Capital Corporation (Nasdaq: MRCC) since 2011. He is joined by Co-President Zia Uddin, who is President of Monroe Capital; Co-President Mark Solovy, who serves as Co-Head of the Technology Finance Group at Monroe Capital; and CFO Scott Marienau, who is the CFO of Monroe Capital’s management company.

To learn more, please visit https://www.mcapacquisitioncorp.com/. The information that may be contained on or accessed through this website is not incorporated into this press release.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements may be identified by the use of terms such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “may,” “believe,” “intend,” “plan,” “projection,” “outlook” or the negative of these terms or other comparable terminology. Such forward-looking statements are based upon the current beliefs and expectations of AdTheorent’s management and are inherently subject to significant uncertainties and contingencies, many of which are difficult to predict and generally beyond AdTheorent’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the Company’s ability to achieve the expected benefits of the Business Combination; the Company’s financial and business performance following the Business Combination, including the Company’s financial and business metrics; changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, forecasts, projected costs, prospects and plans; demand for the Company’s platform and services and the drivers of that demand; changes in the Company’s estimated total addressable market and other industry projections, and the Company’s projected market share; competition in the Company’s industry, the advantages of the Company’s platform and services over competing platform and services existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability; the Company’s ability to scale in a cost-effective manner and maintain and expand its existing customer relationships; the Company’s expectation that it will incur increased expenses as a public company; the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business and industry and the actions the Company may take in response thereto; the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which the Company will be an emerging growth company under the Jumpstart our Business Startups Act of 2012, as amended; the Company’s future capital requirements and sources and uses of cash; the Company’s business, expansion plans and opportunities; anticipated financial performance and the expectation that the Company’s future results of operations will fluctuate on a quarterly basis for the foreseeable future; the outcome of any known and unknown litigation and regulatory proceedings; the outcome of any legal proceedings that may be instituted against the Company related to the Business Combination; the ability to maintain the listing of the Company’s securities on Nasdaq; volatility in the price of the Company’s securities, which may be due to a variety of factors, including changes in the industries in which the Company operates, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure; the Company’s ability to successfully implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; and the risk of private litigation or regulatory lawsuits or proceedings relating to the Company’s platform and services.

Actual results may differ materially, and potentially adversely, from any projections and forward-looking statements. There can be no assurance that the information contained herein is reflective of future achievements to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance, as projected information is based on assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the control of AdTheorent’s management. All information set forth herein speaks only as of the date hereof, and AdTheorent disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Contacts

Investor Relations
April Scee, ICR
April.Scee@icrinc.com
(646) 277-1219